                                                                    EXHIBIT 10.7


                        MISSISSIPPI CHEMICAL CORPORATION
                       FIRST AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank,
  individually and as Administrative Agent
Chicago, Illinois

The From Time to Time Lenders Party
  to the Credit Agreement described below

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of November 25, 1997 (the "Credit Agreement") by and among the undersigned, Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), and Harris Trust and Savings Bank, individually and in its capacity as administrative agent thereunder, Bank of Montreal, Chicago Branch, in its capacity as syndication agent thereunder, and Credit Agricole Indosuez (formerly known as Caisse Nationale de Credit Agricole) in its capacity as co-agent thereunder, and you (all of said banks except Bank of Montreal, including Harris Trust and Savings Bank in its individual capacity, being referred to collectively as the "Banks" and individually as a "Bank", and said Harris Trust and Savings Bank as administrative agent for the Banks under the Credit Agreement being hereinafter referred to in such capacity as the "Administrative Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

         The Borrower, the Administrative Agent and the Banks wish to amend the Credit Agreement to permit the Borrower to complete a corporate restructuring, to add Triad Nitrogen, Inc., a Delaware corporation, and MissChem Nitrogen, L.L.C., a Delaware limited liability company, as guarantors of the Borrower's indebtedness, obligations and liabilities under the Loan Documents, to permit the Borrower and its Subsidiaries to establish a receivables securitization program and to amend certain other provisions of the Credit Agreement, all on the terms and conditions of this Amendment.

SECTION 1.           AMENDMENTS.

        1.1. Effective as of the date (the "Amendment Effective Date") on which all of the conditions precedent set forth in Section 2.1 of this Amendment are satisfied, Section 3.5 of the Credit Agreement shall be amended to read as follows:

                  "Section 3.5. Revolving Credit Termination. (a) The Borrower shall have the right at any time upon 5 days' prior notice to the Banks to terminate the Revolving Credit in whole or in part (but if in part in a minimum principal amount of $10,000,000 or such greater amount which is an integral multiple of $5,000,000); provided, however, that the Borrower may not terminate any portion of the Revolving Credit which represents outstanding Revolving Credit Obligations unless the Borrower contemporaneously prepays the same or, with respect to any outstanding L/Cs, pledges cash collateral to the Administrative Agent to secure the same.

                  (b) Upon the effectiveness of the Receivables Securitization Program the Revolving Credit Commitments shall automatically and permanently reduce by an amount equal to the maximum amount of the Receivables Securitization Program, and each Bank's Revolving Credit Commitment shall automatically and permanently be reduced by its Commitment Percentage of such reduction."

        1.2. Effective on the Amendment Effective Date, the table appearing in the definition of the term "Applicable Margin" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:


                                   LEVEL I          LEVEL II        LEVEL III         LEVEL IV          LEVEL V
                                                      >=2.25x          >=3.0x           >=3.75x
                                                        and             and               and
Pricing Ratio                         <2.25x            <3.0x          <3.75x            <4.25x           >=4.25x

Fed Funds Rate Loans                   .575%            .725%           1.00%             1.20%             1.60%

Base Rate Loans                           0%               0%            .25%              .35%              .45%

Eurodollar Loans                       .575%            .725%           1.00%             1.20%             1.60%

Facility Fee                            .15%             .20%            .25%              .30%              .40%


        1.3. Effective on the Amendment Effective Date, the definitions of the terms "Debt", "Interest Coverage Ratio" and "Interest Expense" contained in
Section 4.1 of the Credit Agreement shall be amended to read as follows:

                  " "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate (without duplication) of:

                           (a) all indebtedness, obligations and liabilities
                  with respect to borrowed money;

                            (b) all guaranties, endorsements (other than any
                  liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness or securities of others or to purchase Property of others at the request or demand of any creditor of such Person;

                            (c) all reimbursement and other obligations with
                  respect to letters of credit (whether drawn or undrawn), banker's acceptances, customer advances and


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


                  other extensions of credit whether or not representing obligations for borrowed money;

                           (d) the aggregate amount of Capitalized Lease
                  Obligations;

                            (e) all indebtedness and liabilities secured by any
                  lien or any security interest on any Property or assets of such Person, whether or not the same would be classified as a liability on a balance sheet; and

                            (f) all indebtedness, obligations and liabilities
                  representing the deferred purchase price of Property, excluding trade payables incurred in the ordinary course of business not more than 90 days past due;

         all computed and determined on a consolidated basis for such Person and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in
         Section 5.2 hereof; provided, that for purposes of the definitions of the terms "Leverage Ratio" and "Pricing Ratio" Debt shall include all Debt of the Receivables Securitization Funding Vehicle relating to the Receivables Securitization Program.

                  "Interest Coverage Ratio" shall mean, with reference to each fiscal quarter of the Borrower and its Subsidiaries, the ratio of (x) Annualized Average EBITDA minus the aggregate amount of all purchases, property, plant and equipment as reflected on the Borrower's consolidated statement of cash flows (determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied) for the preceding four fiscal quarters to (y) Interest Expense, for the preceding four fiscal quarters.

                  "Interest Expense" shall mean, for any Person and with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense and all fees relating to letters of credit accrued and all net obligations pursuant to interest rate hedging agreements) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied; provided, that if the Borrower or any of its Subsidiaries shall have acquired any business, Property or Person during such period (whether before, on or after the date hereof), Interest Expense shall, to the extent the Borrower shall have delivered audited financial statements (or, if audited financial statements are not available to the Borrower, unaudited financial statements in form reasonably satisfactory to the Administrative Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis Interest Expense for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period; and provided further, that for purposes of the definitions of the terms "Annualized Average EBIT", "Annualized Average EBITDA", "EBIT", "EBITDA", "Interest Coverage Ratio", "Leverage Ratio" and "Pricing Ratio", Interest Expense shall include all Interest Expense of the Receivables Securitization Funding
         Vehicle relating to the Receivables Securitization Program."

        1.4. Effective on the Amendment Effective Date, Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto:

                  " "Annualized Average EBITDA" shall mean, with reference to any fiscal quarter, an amount equal to the EBITDA of the Borrower and its Subsidiaries, each calculated on a consolidated basis in accordance with generally accepted accounting principles, for the eight consecutive fiscal quarters ending with such fiscal quarter divided by two; provided, that if the Borrower or any of its Subsidiaries shall have acquired any business, Property or Person during such eight fiscal quarters (whether before, on or after the date hereof), EBITDA shall, to the extent the Borrower shall have delivered audited financial statements (or, if audited financial statements are not available to the Borrower, unaudited financial statements in form reasonably satisfactory to the Administrative Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

                  "Receivables" shall mean the Borrower's and its Subsidiaries' accounts receivable arising from the sale of goods or the provision of services in the ordinary course of business.

                  "Receivables Securitization Funding Vehicle" shall mean a wholly-owned Subsidiary of the Borrower or any of its Subsidiaries created for the sole purpose of purchasing Receivables from the Borrower or any of its Subsidiaries as part of the Receivables Securitization Program.

                  "Receivables Securitization Program" shall mean any accounts receivables securitization program to which the Borrower or any of its Subsidiaries is a party which provides for the sale by the Borrower or any of its Subsidiaries, without recourse, of its Receivables for a cash consideration of not less than 70% of the unpaid value of such Receivables."

        1.5. Effective as of the date (the "Guaranty Effective Date") on which all of the conditions precedent set forth in Section 2.2 of this Amendment are satisfied, Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto:

                  " "Corporate Restructuring" shall mean collectively (a) the transfer of the Borrower's Yazoo City, Mississippi plant and all related operating assets (including without limitation storage facilities, the port facility, rolling stock and gas pipelines) to MissChem Nitrogen, (b) the transfer of all the Borrower's membership interest in MissChem Nitrogen, its limited partnership interest in MCCLP, and its real estate and related leases in Ascension Parish, Louisiana, to TNI, (c) the transfer of all of TNI's assets (other than its equity interests in Subsidiaries) to Triad Nitrogen, (d) the transfer of all the Borrower's storage and distribution facilities located in the State of Mississippi

         (other than Yazoo City, Mississippi) having an aggregate book value of less than $1,000,000 to MCCLP, and (e) the reorganization of the current Triad corporate structure as described in writing to the Banks.

                  "Guarantors" shall mean TNI and MissChem Nitrogen in their capacity as guarantors under the Guaranty.

                  "Guaranty" shall mean the Guaranty Agreement substantially in the form of Exhibit M hereto from the Guarantors to the Administrative Agent and the Banks.

                  "MCCLP" shall mean Mississippi Chemical Company, L.P., a Delaware limited partnership.

                  "MissChem Nitrogen" shall mean MissChem Nitrogen, L.L.C., a Delaware limited liability company.

                  "TNI" shall mean Triad Nitrogen, Inc., a Delaware corporation.

                  "Triad Nitrogen" shall mean Triad Nitrogen, L.L.C., a Delaware limited liability company."

        1.6. Effective on the Guaranty Effective Date, the Credit Agreement shall be amended by adding the following provision thereto as Section 5.16:

              "Section 5.16. Organization and Qualification of the Guarantors. Each Guarantor is a corporation or limited liability company duly organized and existing and in good standing under the laws of the State of Delaware, has full and adequate corporate or company power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of such Guarantor, has full right and authority to enter into the Guaranty, to guaranty the payment when due of the Borrower's indebtedness, obligations and liabilities to the Banks under the Loan Documents pursuant to the Guaranty and to perform each and all of the matters and things therein provided for; and the Guaranty does not, nor does the performance or observance by any Guarantor of any of the matters or things provided for in the Guaranty, contravene any provision of law or any provision of any Guarantor's articles of incorporation, articles of organization, by-laws or operating agreement or any covenant, indenture or agreement of or affecting any Guarantor or its Properties."

        1.7. Effective on the Amendment Effective Date, Section 7.7 of the Credit Agreement shall be amended by adding the following phrase immediately before the period appearing at the end thereof:

                  ", and provided further that the foregoing shall not prohibit the sale of all or substantially all of the Borrower's or any of its

                  Subsidiaries' Receivables, or any undivided interest therein, pursuant to the Receivables Securitization Program."

        1.8. Effective on the Amendment Effective Date, Section 7.9 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (i) thereof, by replacing the period at the end of subsection (j) thereof with the phrase "; and" and by adding the following provision thereto as subsection (k):

                  "(k) the interest of any purchaser of the Borrower's or any of its Subsidiaries' Receivables purchased by it pursuant to the Receivables Securitization Program in such Receivables."

        1.9. Effective on the Amendment Effective Date, Section 7.10 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (h) thereof, by replacing the period at the end of subsection (i) thereof with the phrase "; and" and by adding the following provision thereto as subsection (j):

                  "(j) indebtedness of the Borrower and its Subsidiaries pursuant to the Receivables Securitization Program."

       1.10. Effective on the Amendment Effective Date, Section 7.11 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (l) thereof, by replacing the period at the end of subsection (m) thereof with the phrase "; and" and by adding the following provision thereto as subsection (n):

                  "(n) an initial capital contribution to the Receivables Securitization Funding Vehicle in an amount not to exceed an amount equal to 20% of the amount of the Receivables Securitization Program, and investments, if any, arising from the sale of Receivables at a discount pursuant to the Receivables Securitization Program."

       1.11. Effective on the Amendment Effective Date, Section 7.12 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (c) thereof, by replacing the period at the end of subsection (d) thereof with the phrase "; and" and by adding the following provision thereto as subsection (e):

                  "(e) the sale by the Borrower or any of its Subsidiaries of all or substantially all of its Receivables pursuant to the Receivables Securitization Program, provided that the maximum amount of the Receivables Securitization Program shall not exceed $75,000,000 at any time."

       1.12. Effective on the Guaranty Effective Date, Section 7.12 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (d) thereof, by replacing the period at the end of subsection (e) thereof with the phrase "; and" and by adding the following provision thereto as subsection (f):

                  "(f) the transfers of Property in connection with the Corporate Restructuring."

       1.13. Effective on the Amendment Effective Date, Sections 7.19, 7.20 and 7.21 of the Credit Agreement shall be amended to read as follows:

         "Section 7.19. New Subsidiaries. Neither the Borrower nor any Subsidiary shall, directly or indirectly, organize or acquire any Subsidiary not listed on Exhibit G attached hereto, except (a) as permitted by Section 7.11(j) hereof, and (b) the formation of the Receivables Securitization Funding Vehicle.

         Section 7.20. Maximum Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower maintain a Leverage Ratio less than or equal to the ratio specified for such date below:


                                               LEVERAGE RATIO SHALL NOT BE
      FISCAL QUARTER ENDING                          GREATER THAN
          June 30, 1999                               5.00 to 1
       September 30, 1999                             5.00 to 1
        December 31, 1999                             5.00 to 1
         March 31, 2000                               5.00 to 1
          June 30, 2000                               4.50 to 1
       September 30, 2000                             4.50 to 1
        December 31, 2000                             5.00 to 1
         March 31, 2001                               4.50 to 1
          June 30, 2001                               4.00 to 1
       September 30, 2001                             4.00 to 1
        December 31, 2001                             4.50 to 1
  March 31, 2002 and thereafter                       4.00 to 1



         Section 7.21. Minimum Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain an Interest Coverage Ratio of not less than the ratio specified for such date below:

                                     INTEREST COVERAGE RATIO SHALL NOT BE LESS
      FISCAL QUARTER ENDING                             THAN
         June 30, 1999                               1.5 to 1
      September 30, 1999                             1.5 to 1
       December 31, 1999                             1.5 to 1
        March 31, 2000                               1.5 to 1
  June 30, 2000 and thereafter                       1.75 to 1"



       1.14. Effective on the Amendment Effective Date, Section 7.24 of the Credit Agreement shall be amended by adding the following provision thereto immediately before the period and the end thereof:

                  ", and (v) the foregoing shall not apply to restrictions on the transfer or encumbrance by the Receivables Securitization Funding Vehicle of Receivables owned by it contained in the documentation for the Receivables Securitization Program."

       1.15. Effective on the Guaranty Effective Date, Section 8.1 of the Credit Agreement shall be amended by deleting the word "or" appearing after the semi-colon at the end of subsection (i) thereof, by replacing the period at the end of subsection (j) thereof with the phrase "; and" and by adding the following provision thereto as subsection (k):

                  "(k) Any Guarantor shall disavow, repudiate, breach or purport to terminate any of its obligations under the Guaranty or any part thereof, or the Guaranty or any part thereof shall not be valid and binding for any reason upon any Guarantor, or any of the events described in subsections (h) and (i) of this Section 8.1 shall occur with respect to any Guarantor or its Property."

       1.16. Effective on the Amendment Effective Date, Exhibit G to the Credit Agreement shall be amended by adding thereto the following information:

                                                      JURISDICTION OF
             NAME OF COMPANY                            ORGANIZATION
            MCC Klondike, Inc.                            Delaware
         MissChem Nitrogen, L.L.C.                        Delaware
          MissChem (Barbados) SRL                         Barbados
         MissChem Trinidad Limited            Republic of Trinidad and Tobago
    Mississippi Chemical Holdings, Inc.            British Virgin Islands
          Triad Nitrogen, L.L.C.                          Delaware



       1.17. Effective on the Guaranty Effective Date the Credit Agreement shall be amended by adding Exhibit M hereto as Exhibit M to the Credit Agreement.

       1.18. Schedule 5.3 to the Credit Agreement shall be replaced by
Schedule 5.3 attached to this Amendment.

SECTION 2.           CONDITIONS PRECEDENT.

        2.1. The Amendment Effective Date shall occur upon the satisfaction of all of the following conditions precedent:

                  (a) The Borrower, the Administrative Agent and the Required Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts);

                  (b) The Administrative Agent shall have received for the benefit of the Banks in sufficient counterparts for distribution to the
         Banks:

                            (i) copies, certified as true, correct and complete
                  by the Secretary or Assistant Secretary of the Borrower, of resolutions regarding the transactions contemplated by this Amendment (including without limitation the Corporate Reorganization), duly adopted by the Board of Directors of the Borrower and satisfactory in form and substance to the Required Banks;

                           (ii) an incumbency and signature certificate for the
                  Borrower satisfactory in form and substance to the Administrative Agent; and

                          (iii) the legal opinion of counsel to the Borrower in
                  the form of Exhibit A attached hereto;

                  (c) The Administrative Agent shall have received all fees payable to it and to the Banks in connection with the execution and delivery of this Amendment;

                  (d) Each of the representations and warranties set forth in
         Section 5 of the Credit Agreement shall be true and correct, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement; and

                  (e) The Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

        2.2. The Guaranty Effective Date shall occur upon the satisfaction of all of the following conditions precedent:

                  (a) The Amendment Effective Date shall have occurred;

                  (b) The Administrative Agent shall have received for the benefit of the Banks in sufficient counterparts for distribution to the
         Banks:

                            (i) the Guaranty Agreement executed by the
                  Guarantors;

                           (ii) good standing certificates for each Guarantor
                  issued by the states of Delaware and Louisiana, as applicable, issued not more than 35 days before the Guaranty Effective Date;

                          (iii) copies of the articles of incorporation or
                  articles of formation, and all amendments thereto, of each Guarantor, certified by the Secretary of State of its state of incorporation or formation not more than 35 days before the date of this Amendment;

                           (iv) copies of the By-Laws or operating agreement,
                  and all amendments thereto, of each Guarantor, certified as true, correct and complete on the date hereof by the Secretary or Assistant Secretary of each Guarantor;

                            (v) copies, certified as true, correct and complete
                  by the Secretary or Assistant Secretary of each Guarantor, of resolutions, or the consent of sole member in the case of MissChem Nitrogen, regarding the transactions contemplated by this Amendment (including without limitation the Corporate Restructuring), duly adopted by the Board of Directors or sole member, as the case may be, of each Guarantor and satisfactory in form and substance to the Required Banks;

                           (vi) an incumbency and signature certificate for each
                  Guarantor satisfactory in form and substance to the Administrative Agent; and

                          (vii) the legal opinion of counsel to each Guarantor
                  in the form of Exhibit B attached hereto;

                  (c) Each of the representations and warranties set forth in
         Section 5 of the Credit Agreement shall be true and correct, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement.

                  (d) The Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

SECTION 3.           MISCELLANEOUS.

        3.1. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        3.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This agreement shall be governed by the internal laws of the State of Illinois.

         Upon acceptance hereof by the Administrative Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

         Dated as of June 10, 1999.


                           MISSISSIPPI CHEMICAL CORPORATION



                           By   /s/ TIMOTHY A. DAWSON
                                ----------------------------
                                    Timothy A. Dawson
                                ----------------------------
                              Its   Senior Vice President &
                                    Chief Financial Officer

         Accepted and Agreed to as of the day and year last above written.


                             HARRIS TRUST AND SAVINGS BANK,
                                individually and as Administrative
                                Agent



                             By   /s/ JULIE K. HOSSACK
                                  ---------------------------------------------
                                       Its Vice President


                             CREDIT AGRICOLE INDOSUEZ


                             By   /s/ KATHERINE L. ABBOTT
                                  ---------------------------------------------
                                Its    First Vice President
                                       Managing Director


                             By   /s/ BRADLEY C. PETERSON
                                  ---------------------------------------------
                                Its   Vice President, Manager


                             BANQUE NATIONALE DE PARIS, HOUSTON AGENCY


                             By   /s/ WARREN G. PARKHAM
                                  ---------------------------------------------
                                Its    Vice President


                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION


                             By   /s/ CASEY COSGROVE
                                  ---------------------------------------------
                                Its   Vice President


                             THE BANK OF NOVA SCOTIA, ATLANTA AGENCY


                             By   /s/ F. C. H. ASHBY
                                  ---------------------------------------------
                                Its   Senior Manager Loan Operations

                             SUNTRUST BANK, ATLANTA


                             By   /s/ GREGORY L. CANNON
                                  ---------------------------------------------
                                Its   Vice President


                             By   /s/ MICHEL A. ODERMATT
                                  ---------------------------------------------
                                Its    Vice President


                             FIRST UNION NATIONAL BANK


                             By   /s/ MARK B. FELKER
                                  ---------------------------------------------
                                Its   Senior Vice President


                             ABN AMRO BANK N.V.


                             By   /s/ KEVIN P. COSTELLO
                                  ---------------------------------------------
                                Its   Vice President


                             By   /s/ GORDON D. CHANG
                                  ---------------------------------------------
                                Its    Vice President


                             THE FUJI BANK, LIMITED


                             By   /s/ RAYMOND VENTURA
                                  ---------------------------------------------
                                Its   Vice President & Manager


                             THE DAI-ICHI KANGYO BANK, LTD.


                             By   /s/ MATTHEW G. MURPHY
                                  ---------------------------------------------
                                Its   Vice President


                             TRUSTMARK NATIONAL BANK


                             By   /s/ W. H. EDWARDS
                                  ---------------------------------------------
                                Its   Vice President

                             FIRST AMERICAN NATIONAL BANK


                             By   /s/ STANLEY A. HERREN
                                  ---------------------------------------------
                                Its   Senior Vice President

                                    EXHIBIT A

                     TO BE RETYPED ON LETTERHEAD OF COUNSEL
                        AND DATED AS OF DATE OF CLOSING)


Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690

The From Time to Time Lenders Party
  to the Credit Agreement described in the First Amendment to Credit Agreement

Ladies and Gentlemen:

         I have served as counsel to Mississippi Chemical Corporation (the "Borrower"), a Mississippi corporation, in connection with a revolving credit facility made available by you to the Borrower pursuant to the Credit Agreement, dated as of November 25, 1997 (the "Credit Agreement"). As such counsel, I have reviewed the corporate proceedings taken to authorize the execution and delivery of, and have examined executed originals of, the First Amendment to Credit Agreement, dated as of June 10, 1999 (the "Amendment"), among the Borrower and the Banks (as defined in the Amendment). As counsel to the Borrower, I am familiar with the articles of incorporation and bylaws of the Borrower (the "Organizational Documents"). I have also examined such other factual matters and matters of law as I deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

         In my examination, I have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies. Also, I have relied upon statements and certifications of government officials and upon representations made in or pursuant to the Amendment and by representatives of the Borrower with respect to the Amendment.

         In rendering the opinions expressed below, I have assumed with respect to all documents referred to herein that (except with respect to the Borrower): such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding, and enforceable obligations of, all of the parties to such documents; all signatories to such documents have been duly authorized; and all of the parties to such documents are duly organized and validly existing and have the power and authority to execute, deliver, and perform such documents.

         Based upon the foregoing and subject to the qualifications and exceptions set forth below, I am of the opinion that:

         1. The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Mississippi with full and adequate corporate power and authority to carry on its business as now conducted, and the Borrower is duly qualified to transact the business in which it is engaged and in good standing as a foreign corporation in each jurisdiction wherein the conduct of business or the assets and properties owned or leased by it require such qualification, except to the extent the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Borrower and its subsidiaries taken as a whole.

         2. The Borrower has full right, power and corporate authority to borrow from you, to execute and deliver the Amendment executed by it, and to observe and perform all the matters and things therein provided for. The execution and delivery of the Amendment executed by the Borrower does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of applicable law, except where such contravention would not have a material adverse effect on the properties, business, operations, or financial condition of the Borrower and its subsidiaries taken as a whole, or of the Organizational Documents of the Borrower (there being no other agreements under which the Borrower is organized), or, to my knowledge, of any material covenant, indenture or agreement binding upon or affecting the Borrower or any of its properties or assets.

         3. The Amendment executed by the Borrower has been duly authorized by all necessary corporate action of the Borrower, has been executed and delivered by the proper officers of the Borrower, and constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, and other laws affecting creditors' rights generally and to principles of equity.

         4. Based solely upon my review of those statutes, rules, and regulations that are generally applicable to transactions in the nature of those contemplated by the Amendment, no order known by me, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether state or federal, is or will be required in connection with the lawful execution and delivery of the Amendment or the observance and performance by the Borrower of any of the terms thereof, except such as have already been obtained or if not obtained would not have a material adverse effect on the properties, business, operations, or financial condition of the Borrower and its subsidiaries taken as a whole.

         5. Except as set forth on Schedule 5.3 to the Credit Agreement, to my knowledge, there is no action, suit, proceeding or investigation, at law or in equity, of which we have been directly notified in writing or which has been served upon us, before or by any court or public body, pending or threatened against or affecting the Borrower or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Borrower and its subsidiaries taken as a whole.

         I express no opinion herein as to the legality, validity, binding nature or enforceability of provisions of the Amendment (i) relating to indemnification, exculpation, or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) relating to the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, (iii) insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iv) requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments, or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply, (v) waiving the right to object to venue in any court, or (vi) relating to any consent or agreement to submit to the jurisdiction of any court. I also express no opinion as to laws regarding fraudulent transfers, conveyances, or obligations, or usury.

         I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Mississippi and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of Mississippi and the United States of America and the facts as they presently exist, and I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

         This opinion is rendered solely to you in connection with the Amendment and may not be relied upon by any person for any purpose other than in connection with the transactions contemplated by the Amendment without, in each instance, my prior written consent.

                                    Very truly yours,

                                    MISSISSIPPI CHEMICAL CORPORATION


                                    William L. Smith
                                    Vice President & General Counsel

                                    EXHIBIT B

                     (TO BE RETYPED ON LETTERHEAD OF COUNSEL
                AND DATED AS OF DATE OF CORPORATE RESTRUCTURING)


Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690

The From Time to Time Lenders Party
  to the Credit Agreement described in the First Amendment to Credit Agreement

Ladies and Gentlemen:

         I have served as counsel to Mississippi Nitrogen, Inc., formerly known as Triad Nitrogen, Inc. ("MNI"), a Delaware corporation, and MissChem Nitrogen, L.L.C. ("MNLLC," and collectively with MNI, the "Guarantors"), a Delaware limited liability company, with respect to that certain Guaranty Agreement, dated as of July 1, 1999 (the "Guaranty"), executed in connection with a revolving credit facility made available by you to Mississippi Chemical Corporation (the "Borrower") pursuant to the Credit Agreement, dated as of November 25, 1997, as amended by the First Amendment to Credit Agreement, dated as of June 10, 1999 (collectively, the "Credit Agreement"). As such counsel, I have reviewed the corporate proceedings taken to authorize the execution and delivery of, and have examined executed originals of, the Guaranty, from the Guarantors to the Banks (as defined in the Credit Agreement). As counsel to the Guarantors, I am familiar with the Articles of Incorporation and Bylaws of MNI and the certificate of formation and Limited Liability Company Agreement of MNLLC (respectively, the "Organizational Documents"). I have also examined such other factual matters and matters of law as I deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

         In my examination, I have assumed the genuineness of all signatures (other than those of the Guarantors), the authenticity of all documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies. Also, I have relied upon statements and certifications of government officials and upon representations made in or pursuant to the Guaranty and by representatives of the Guarantors with respect to the Guaranty.

         In rendering the opinions expressed below, I have assumed with respect to all documents referred to herein that (except with respect to the Guarantors): (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding, and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; and (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority to execute, deliver, and perform such documents.

         Based upon the foregoing and subject to the qualifications and exceptions set forth below, I am of the opinion that:

         1. Each Guarantor is a corporation or limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware with full and adequate corporate or limited liability company power and authority to carry on its respective business as now conducted.

         2. Each Guarantor is duly qualified to transact the business in which it is engaged and in good standing as a foreign corporation in each jurisdiction wherein the conduct of its respective business or the assets and properties owned or leased by it require such qualification, except to the extent the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Guarantors taken as a whole.

         3. Each Guarantor has full right, power and corporate or limited liability company authority to guarantee the obligations of the Borrower under the Credit Agreement and to observe and perform all of the matters and things provided for in the Guaranty.

         4. The execution and delivery of the Guaranty executed by the Guarantors does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of applicable law, except where such contravention would not have a material adverse effect on the properties, business, operations, or financial condition of the Guarantors taken as a whole, or of the respective Organizational Documents of the Guarantors (there being no other agreements under which each Guarantor is organized), or, to my knowledge, of any material agreement binding upon or affecting each Guarantor or any of its properties or assets.

         5. The Guaranty executed by the Guarantors has been duly authorized by all necessary corporate or limited liability company action of each Guarantor and has been executed and delivered by the proper officer or member of each Guarantor.

         6. The Guaranty executed by the Guarantors constitutes a valid and binding agreement of each Guarantor enforceable against each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, and other laws affecting creditors' rights generally and to principles of equity.

         7. Based solely upon my review of those statutes, rules, and regulations that are generally applicable to transactions in the nature of those contemplated by the Guaranty, no order known by me, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether state or federal, is or will be required in connection with the lawful execution and delivery of the Guaranty or the observance and performance by the Guarantors of any of the terms thereof, except such as have already been obtained or, if not obtained, would not have a material adverse effect on the properties, business, operations, or financial condition of the Guarantors taken as a whole.

         8. Except as set forth on Schedule 5.3 to the Credit Agreement, to my knowledge, there is no action, suit, proceeding or investigation, at law or in equity, of which we have been directly notified in writing or which has been served upon us, before or by any court or public body, pending or threatened against or affecting any Guarantor or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Guarantors taken as a whole.

         I express no opinion herein as to the legality, validity, binding nature or enforceability of provisions of the Guaranty (i) relating to indemnification, exculpation, or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) relating to the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, (iii) insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iv) requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments, or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply, (v) waiving the right to object to venue in any court, or (vi) relating to any consent or agreement to submit to the jurisdiction of any court. I also express no opinion as to laws regarding fraudulent transfers, conveyances, or obligations, or usury.

         I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Mississippi, the United States of America, and for purposes of opinion paragraphs 1, 3, and 5 above, the State of Delaware. I am not admitted to practice law in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as presently in effect, and I have made such inquiries as I consider necessary to render the opinions contained in opinion paragraphs 1, 3, and 5 above. This opinion is limited to the effect of the present state of the laws of the State of Mississippi, the United States of America, and to the limited extent set forth above in this paragraph, the State of Delaware and the facts as they presently exist, and I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

         This opinion is rendered solely to you in connection with the Guaranty and may not be relied upon by any person for any purpose other than in connection with the transactions contemplated by the Guaranty without, in each instance, my prior written consent.


                                Very truly yours,


                                William L. Smith
                                Vice President and General Counsel

                                    EXHIBIT M


                        MISSISSIPPI CHEMICAL CORPORATION


                               GUARANTY AGREEMENT



Harris Trust and Savings Bank,
  individually and as Administrative Agent
Chicago, Illinois

The From Time to Time Lenders Party
     To the Credit Agreement described below

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of November 25, 1997 (such Credit Agreement, as the same may be modified or amended from time to time, being hereinafter referred to as the "Credit Agreement") by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), and Harris Trust and Savings Bank, individually and in its capacity as administrative agent thereunder, Bank of Montreal, Chicago Branch, in its capacity as syndication agent thereunder, Credit Agricole Indosuez (formerly known as Caisse Nationale de Credit Agricole), in its capacity as co-agent thereunder, and you (all of said banks except Bank of Montreal, including Harris Trust and Savings Bank in its individual capacity ("Harris"), being referred to collectively as the "Banks" and individually as a "Bank", and said Harris Trust and Savings Bank as administrative agent for the Banks under the Credit Agreement being hereinafter referred to in such capacity as the "Administrative Agent"), pursuant to which said Banks agree to make available to the Borrower a Revolving Credit (the "Revolving Credit"), a competitive bid facility (the "Bid Facility") and a swingline facility (the "Swingline"), with all loans thereunder to be evidenced by the Revolving Credit Notes of the Borrower (all such Revolving Credit Notes being hereinafter referred to collectively as the "Notes" and individually as a "Note") and Harris may issue letters of credit for the account of the Borrower. All of the Borrower's indebtedness, obligations and liabilities to the Banks under the Credit Agreement and the other Loan Documents, including, without limitation, all such indebtedness, obligations and liabilities evidenced by the Notes, all indebtedness, obligations and liabilities with respect to letters of credit and all extensions or renewals of any of the foregoing, are hereinafter collectively referred to as the "Indebtedness". All defined terms used herein shall have the meanings set forth in the Credit Agreement unless expressly defined herein.

         The Borrower and the Banks have amended the Credit Agreement pursuant to a First Amendment to Credit Agreement dated as of June 10, 1999 (the "Amendment") to permit the Borrower and the undersigned, Triad Nitrogen, Inc. ("Triad") to transfer a "material part" (as defined in the Credit Agreement) of their operating assets to two new wholly-owned subsidiaries of Triad (the "Corporate Restructuring"). As an inducement to each of you to accept and enter into said Amendment and permit the Corporate Restructuring of the Borrower, and in consideration of credit extended and to be extended by the Banks to the Borrower under said Credit Agreement as amended by the Amendment, the undersigned (hereinafter collectively referred to as the "Guarantors"), acknowledging that the Banks have informed the Borrower that said credit would not be extended pursuant to the Amendment but for this guarantee, hereby jointly and severally guarantee the full and prompt payment to the Administrative Agent and each of the Banks at maturity (whether by acceleration, lapse of time or otherwise) and at all times thereafter of principal of and interest on all Indebtedness of the Borrower under the Credit Agreement, and all extensions or renewals of all or any part thereof and all other indebtedness, liabilities and obligations of the Borrower to the Banks and the Administrative Agent under the Credit Agreement.

SECTION 1.           TERMS AND CONDITIONS.

         Section 1.1. This guaranty of payment by the Guarantors shall be a continuing, absolute and unconditional guaranty and shall remain in full force and effect until all Indebtedness of the Borrower to the Banks and the Administrative Agent shall be fully paid and satisfied and all commitments of the Banks under the Credit Agreement to extend credit to or for the account of the Borrower shall have terminated. The dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any one or more of the Guarantors or the Borrower shall not terminate this Agreement.

         Section 1.2. The obligations and liabilities of the Guarantors, or any of them, hereunder shall not be affected or impaired by any irregularity, invalidity or unenforceability of or in any of the Notes or of any agreement, instrument or other document evidencing or creating or providing for the same.

         Section 1.3. The obligations and liabilities of the Guarantors, or any of them, hereunder shall not be affected or impaired by (and the Banks are hereby expressly authorized to make from time to time without notice to the Guarantors) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, amendment, alteration, substitution, exchange, change in, modification or other disposition of any of the Credit Agreement, the Notes, any other Loan Documents, any other guaranty thereof, or of any security or collateral therefor.

         Section 1.4. The obligations and liabilities of the Guarantors or any of them hereunder shall not be affected or impaired by any acceptance by the Administrative Agent or the Banks, or any of them, of any security or collateral for, or other guarantors upon any of the Indebtedness or by any failure, neglect, omission, delay or partial action on the part of the Administrative Agent or the Banks, or any of them, in the administration of the Indebtedness or to realize upon or protect any of the Indebtedness or any security or collateral therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower possessed by any of the Banks toward the liquidation of the Indebtedness or by any application of payments or credits thereon or by any other circumstances whatsoever (with or without notice to or the knowledge of the Guarantors, or any of them) which may in any manner or to any extent vary the risk of the Guarantors, or any of them, hereunder or may otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent that this guaranty of payment and the obligations and liability of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

         Section 1.5. In order to hold the Guarantors, or any of them, liable hereunder, there shall be no obligation on the part of any Bank, at any time, to resort for payment to any person directly liable in respect of the Indebtedness or to any other guaranty, or to any other person, their properties or estates, or to resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Banks shall have the right to enforce this guaranty of payment irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. The Guarantors jointly and severally agree to pay all reasonable out-of-pocket expenses, including court costs and reasonable attorneys' fees, paid or incurred by the Administrative Agent and the Banks or any of them in endeavoring to collect on the Indebtedness or any part thereof and in enforcing this Agreement.

         Section 1.6. The granting of credit to the Borrower by any Bank from time to time in addition to the Indebtedness under the Credit Agreement without notice to the Guarantors, or any of them, is hereby authorized and shall in no way affect or impair the obligations and liability of the Guarantors, or any of them, hereunder.

         Section 1.7. The payment by any Guarantor of any amount or amounts under this guaranty of payment shall not entitle it, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness, or in and to any security or collateral therefor, or in or to any amounts at any time paid or payable under or pursuant to any guaranty by any other person of all or part of Indebtedness, or in and to any amounts theretofore, then or thereafter paid or applicable to the payment of the Indebtedness, howsoever such payment or payments may arise, until all of the Indebtedness has been fully paid and all obligations of the Banks to extend credit to or for the benefit of the Borrower shall have terminated or expired.

         Section 1.8. This Agreement may be enforced by the Banks acting jointly, or it may be enforced by any Bank acting alone or separately with respect to the Indebtedness which it holds. Any Bank may, without any notice to the Guarantors, sell, assign or transfer, to the extent permitted in the Credit Agreement, the Indebtedness held by it, or any part thereof, or grant participations therein; and in that event, each and every immediate and successive assignee, transferee or holder of or participant in all or any part of the Indebtedness shall, to the extent permitted in the Credit Agreement, have the right to enforce this Agreement, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but each Bank shall have an unimpaired right to enforce this Agreement for its own benefit or for the benefit of any such participant as to so much of the Indebtedness that it has not sold, assigned or transferred.

         Section 1.9. If any payment applied by any Bank to any of the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

SECTION 2.           MISCELLANEOUS.

         Section 2.1. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telecopy and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telecopy or 2 days after the date when deposited in the United States mail addressed if to any Guarantor to P.O. Box 388, Yazoo City, Mississippi 39194, Attention: Corporate Secretary; if to the Administrative Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Group; and if to any of the Banks, at the address for each Bank set forth under its signature on the Credit Agreement; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 2.1.

         Section 2.2. Jurisdiction; Venue. EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS COURT SITTING IN CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 2.3. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF ILLINOIS, IN WHICH STATE IT SHALL BE PERFORMED BY THE GUARANTORS. This Agreement and every part hereof shall be binding upon the Guarantors jointly and severally and upon their respective legal representatives, successors and assigns of each and all of the undersigned, and shall inure to the benefit of the Banks and their respective successors, legal representatives and assigns.

         Section 2.4. This writing is intended by the parties to be a complete and final expression of this Agreement and is also intended as a complete and exclusive statement of the terms of that agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Agreement.

         Section 2.5. No Guarantor shall be released from any of its obligations under this Agreement, and this Section 2.5 may not be amended, modified or waived, without the prior written consent of all of the Banks.

 Dated as of                 , 1999.
             ----------------
                                         MISSISSIPPI NITROGEN, INC.

                                         By
                                           --------------------------
                                               Its
                                                  -------------------


                                         MISSCHEM NITROGEN, L.L.C.

                                         By
                                           --------------------------
                                               Its
                                                  -------------------

                                  SCHEDULE 5.3


                                   LITIGATION

a.       Cleve Reber CERCLA Site.

                  Triad has received and responded to letters issued by the United States Environmental Protection Agency ("EPA") under
                  Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") relative to the possible disposition of Triad waste at the disposal site identified as the Cleve Reber site in Ascension Parish, Louisiana.

                  It is Triad's position that, based upon available information and records, Triad did not utilize the Cleve Reber site for the disposition of hazardous material, and it does not appear that Triad has any responsibility for investigation and cleanup on this site. It should be noted that the EPA is contemplating an action under the Resource Conservation and Recovery Act, Section 7003, as well as the CERCLA action mentioned above. The EPA has issued Section 106 orders against the major contributors at the site for cleanup. They are now engaged in negotiations for cleanup. Two years ago, Triad received a supplemental 104(e) request for information from the EPA, indicating the EPA's renewed interest in pursuing Potential Responsible Persons ("PRPs") at the site. Triad filed a Freedom of Information Act request to investigate allegations that some plant trash from Triad may have been disposed of at the Cleve Reber site. In the opinion of management, the likelihood of loss and material amount is remote.

b.       Terra International, Inc. Litigation

                  On August 31, 1995, Mississippi Chemical Corporation (the "Company") filed suit against Terra International, Inc. ("Terra") in the U.S. District Court for the Southern District of Mississippi seeking a declaratory judgment that the Company's design of certain technology relating to a nitric acid sparger licensed to Terra did not contribute to an explosion at Terra's Port Neal, Iowa, fertilizer facility and unspecified damages for defamation based on Terra's false public statements relating to the Company's alleged role in the explosion. On the same day, Terra filed suit against the Company in the U.S. District Court for the Northern District of Iowa seeking an unspecified sum of money for property damage and business interruption losses arising out of the explosion. Terra's lawsuit, which is based on theories of negligence and product liability, alleges that the nitric acid sparger was defectively designed and contributed to the explosion. The Company believes that the explosion was caused by a series of operating errors at the Terra plant.

                  On January 23, 1998, the issue of where this matter would be litigated to conclusion was resolved when the U.S. Supreme Court denied Terra's writ of certiorari seeking review of the U.S. Eighth Circuit Court of Appeals decision affirming Judge Bennett's ruling that the U.S. District Court for the Southern District of Mississippi was the proper venue for this matter. Discovery in this matter is underway and expected to continue through July 1999. Trial is set for September 6, 1999. The Company intends to continue prosecution of the defamation claim and its vigorous defense against Terra's allegations.

c.       Newsprint South, Inc., Tax Dispute.

                  A dispute exists regarding the tax treatment of an $8.75 million payment (the "Payment") that was made by the Company to its former subsidiary, Newsprint South, Inc. ("NSI"), on July 6, 1994, to terminate the newsprint contract executed by the Company and NSI. The Company's deduction of the Payment on its 1995 fiscal year tax return (July 1, 1994, through June 30, 1995) has been challenged by both NSI and the Internal Revenue Service ("IRS"). NSI has taken the position that the Payment was a contribution to NSI's capital and not income to NSI. The IRS has contested both the Company's and NSI's tax treatment of the Payment.

                  The Payment was part of the agreement between the Company and NSI's creditors regarding the Company's June 1994 divestiture of NSI and was addressed in the contract documents detailing the divestiture agreement. It is the Company's position that these documents, along with other evidence, establish the Company's right to deduct the Payment.

                  NSI filed a petition for declaratory judgment in the Circuit Court for Grenada County, Mississippi, on November 24, 1997, seeking a judgment that the contract documents supported its tax treatment of the Payment. The Company responded by requesting that the Court deny NSI's petition and grant the same declaratory relief to the Company. In July 1998, the Court entered an order holding that the Payment was not a capital contribution and that any tax treatment of the Payment by NSI that is inconsistent with the Company's 1994 fiscal year consolidated tax return was a breach of the Tax Coordination Agreement executed by the Company and NSI.

                  On April 2, 1999, a settlement agreement was reached with NSI that allows the Company to favorably resolve all significant issues arising from the Internal Revenue Service's ("IRS") 1995 and 1996 fiscal year tax audits. The NSI settlement is contingent upon both NSI and the Company reaching separate, binding agreements with the IRS regarding all material, outstanding issues arising from the audits. We expect the settlement agreements with the IRS and NSI to be consummated by June 30, 1999.